Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Danaher Corporation of our reports dated February 24, 2012, with respect to the consolidated financial statements and schedule of Danaher Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Danaher Corporation and subsidiaries, included in this Annual Report (Form 10-K) of Danaher Corporation and subsidiaries for the year ended December 31, 2011.

Registration Statements on Form S-3

Registration Number	Date Filed
333-159060	May 8, 2009

Registration Statements on Form S-8

Name	Registration Number	Date Filed
Tektronix, Inc. 2005 Stock Incentive Plan, as amended; Tektronix, Inc. 2002 Stock Incentive Plan, as amended	333-147546	November 20, 2007

Danaher Corporation 2007 Stock Incentive Plan, as amended and restated; Amended and Restated Danaher Corporation 1998 Stock Option Plan	333-144572	July 13, 2007

Amended and Restated Danaher Corporation 1998 Stock Option Plan	333-59269	July 16, 1998
Danaher Corporation 2007 Stock Incentive Plan, as amended and restated	333-159059 333-175223	May 8, 2009 June 29, 2011

Danaher Corporation and Subsidiaries Retirement and Savings Plan; Danaher Corporation and Subsidiaries Savings Plan	333-107500 333-117678 333-159057	July 31, 2003 July 27, 2004 May 8, 2009

Danaher Corporation and Subsidiaries Amended and Restated Executive Deferred Incentive Program	333-105198 333-159056	May 13, 2003 May 8, 2009

/s/ Ernst & Young LLP

McLean, Virginia
February 24, 2012